SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	December 22, 2004

INTERSTATE GENERAL COMPANY, LP
(Exact name of registrant as specified in its charter)
DELAWARE (State or other jurisdiction of incorporation)	1-9393 (Commission File Number)	52-1488756 (I.R.S. Employer Identification No.)

105 West Washington Street - Suite 4

P. O. Box 1280

Middleburg, Virginia 20118

(Address of principal executive offices)(Zip Code)

(540) 687-3177
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 -	Securities and Trading Markets
Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Interstate General Company, LP ("IGC" or "the Company") received a notice of non-compliance on December 10, 2004, from the American Stock Exchange ("AMEX" or "the exchange") giving it until January 10, 2005 to submit a plan to bring the Company into compliance, within 12 months of the notice date, with the exchange's listing requirements as set forth in Part 10 of the AMEX Company Guide. The Company issued a press release dated December 14, 2004 in which it stated that it does not have the available resources to bring the company into compliance and therefore will not be submitting a plan to AMEX.

As a result of the Company's response to the December 10 notice, the registrant received a staff determination from AMEX on December 16, 2004, stating that it intends to strike IGC's common units from listing and registration on the exchange. This staff determination by AMEX becomes final today, December 22, 2004. The Company will not appeal the AMEX staff determination.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.
99	Press release of the registrant, dated December 22, 2004

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 22, 2004	/s/
James J. Wilson, Chairman, Chief Executive Officer

Date: December 22, 2004	/s/
Mark Augenblick, President, Chief Operating Officer

Date: December 22, 2004	/s/
Sheri Raleigh, Assistant Vice President / Controller